Exhibit 99.1

Air Lease Corporation Announces Pricing of Public Offering of $600 Million of 2.750% Unsecured Senior Notes due 2023 and $500 Million of 3.625% Unsecured Senior Notes due 2027

LOS ANGELES, California, November 13, 2017 — Air Lease Corporation (NYSE: AL) (the “Company”) announced the pricing on November 13, 2017 of its public offering of $600 million aggregate principal amount of 2.750% unsecured senior notes due 2023 (the “2023 Notes”) and $500 million aggregate principal amount of 3.625% unsecured senior notes due 2027 (the “2027 Notes” and, together with the 2023 Notes, the “Notes”). The 2023 Notes were offered to the public at a price of 99.046% of their face amount and the 2027 Notes were offered to the public at a price of 98.945% of their face amount. The sale of the Notes is expected to close on November 20, 2017, subject to satisfaction of customary closing conditions.

The 2023 Notes will mature on January 15, 2023 and will bear interest at a rate of 2.750% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2018. The 2027 Notes will mature on December 1, 2027 and will bear interest at a rate of 3.625% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2018.

The Company intends to use the net proceeds of the offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness.

J.P. Morgan Securities LLC, Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC are acting as joint book-running managers for the offering of the Notes.

The Notes are being offered pursuant to an effective shelf registration statement that the Company previously filed with the Securities and Exchange Commission (the “SEC”). The offering of the Notes is being made only by means of a prospectus supplement and accompanying base prospectus. Before you invest, you should read the base prospectus and prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from: (i) J.P. Morgan Securities LLC at 383 Madison Ave., New York, New York 10179 or by calling collect at 1 (212) 834-4533; (ii) Lloyds Securities Inc., at 1095 Avenue of the Americas, 34th Floor, New York, New York 10036 or by calling collect at 1 (212) 930-5000; (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, or by calling 1 (800) 294-1322; or (iv) Mizuho Securities USA LLC, at 320 Park Avenue, 12th Floor, New York, New York 10022 or by calling 1 (866) 271-7403.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the offering and the intended use of proceeds. Such statements are based on current expectations and projections about the Company’s future results, prospects and opportunities and are not guarantees of future performance. Such statements will not be updated unless required by law. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including but not limited to, unexpected delays in the closing process for the Notes, unanticipated cash needs, and those risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Contacts

Investors: Mary Liz DePalma Director of Investor Relations Email: mdepalma@airleasecorp.com	Media: Laura St. John Manager, Media and Investor Relations Email: lstjohn@airleasecorp.com